Exhibit 6.5

OLD GLORY HOLDING COMPANY

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated effective November 11, 2021, is entered into by and among Old Glory Holding Company, a Delaware corporation (the “Company”), and each investor executing this Agreement or an agreement to be bound to this Agreement (each, an “Investor,” and collectively, the “Investors”).

R E C I T A L S

WHEREAS, pursuant to the terms of one or more Subscription Agreements, by and between the Company and each Investor (the “Subscription Agreements”), each Investor has agreed, among other things, to purchase from the Company shares of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), of the Company, and the Company has agreed, among other things, to issue and sell to the Investors, shares of Class A Common Stock;

WHEREAS, the shares of Class A Common Stock are convertible into shares of Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock”) of the Company;

WHEREAS, the Company has agreed, as a condition precedent to each Investor’s obligations under the Subscription Agreements, to grant to each Investor certain registration rights with respect to the shares of Class B Common Stock, issuable upon conversion of the Class A Common Stock and otherwise on the terms and conditions set forth herein; and

WHEREAS, the Company and the Investors desire to define the registration rights of each such party (and any person who shall later become an Investor pursuant to this Agreement) on the terms and subject to the conditions herein set forth.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the parties hereby agree as follows:

SECTION 1. DEFINITIONS

As used in this Agreement, the following terms have the respective meaning set forth below:

Board of Directors: shall mean the Board of Directors of the Company.

Commission: shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act;

Exchange Act: shall mean the Securities Exchange Act of 1934, as amended;

Initial Public Offering: shall mean the initial public offering of shares of Common Stock pursuant to a Registration under the Securities Act, whether Common Stock newly issued or already outstanding, and whether underwritten or direct listing;

Person: shall mean an individual, partnership, joint-stock company, corporation, limited liability company, trust or unincorporated organization, and a government or agency or political subdivision thereof;

Register, Registered and Registration: shall mean a registration effected by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement;

Registrable Securities: shall mean any shares of Class B Common Stock whether now owned or acquired after the date hereof, including without limitation, any shares of Class B Common Stock issuable upon conversion of the shares of Class A Common Stock and any shares of capital stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, any shares of Class A Common Stock or Class B Common Stock referred to above;

Registration Expenses: shall mean all expenses incurred by the Company in compliance with Section 2(a), (b) and (c) hereof, including, without limitation, all Registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, fees and expenses of counsel for the Investors, blue sky fees and expenses and the expense of any special audits incident to or required by any such Registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company);

Security, Securities: shall have the meaning set forth in Section 2(1) of the Securities Act;

Securities Act: shall mean the Securities Act of 1933, as amended; and

Selling Expenses: shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for the Investors, excluding reasonable and customary fees and expenses of counsel for the Investors to the extent exceeding $100,000.

SECTION 2. REGISTRATION RIGHTS

(a) Piggy-Back Registration.

(i)	If the Company shall determine to Register any of its equity securities either for its own account or for the account of other Stockholders of the Company (the “Other Stockholders”), other than a Registration relating solely to employee benefit plans, or a Registration relating solely to a Commission Rule 145 transaction, or a Registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

(1) promptly give the Investors a written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

(2) include in such Registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities held by the Investors specified in a written request made by the Investors within fifteen (15) days after receipt of the written notice from the Company described in clause (i) above, except as set forth in Section 2(a)(ii) or 2(a)(iii) below. Such written request may specify all or a part of such Investor’s Registrable Securities.

(ii)	Underwriting. If the Registration of which the Company gives notice is for a Registered public offering involving an underwriting, the Company shall so advise the Investors as a part of the written notice given pursuant to Section 2(b)(i)(1). In such event, the right of the Investors to Registration pursuant to this Section 2(b) shall be conditioned upon the Investors’ participation in such underwriting and the inclusion of the Investors’ Registrable Securities in the underwriting to the extent provided herein. In such case, the Investors shall (together with the Company and the Other Stockholders distributing their Registrable Securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for underwriting by the Company. If any such holder of Registrable Securities disapproves of the terms of any such underwriting, such holder may elect to withdraw therefrom by written notice to the Company and the underwriter.

(iii)	Market Forces. Notwithstanding any other provision of this Section 2(a), if either the Board and/or a representative of the underwriter of the Registration (if such Registration is underwritten) determines in good faith that market factors require a limitation on the number of shares to be Registered (or underwritten, if applicable), the Board and/or such representative may, as the case may be (subject to the allocation priority set forth below) limit the number of Registrable Securities to be included in the Registration (and/or underwriting, if applicable). The Company shall so advise the Investors and any other holder of Registrable Securities requesting Registration, and the number of shares of Registrable Securities that are entitled to be included in the Registration (and/or underwriting) shall be allocated in the following manner: the Registrable Securities held by the Investors and by Other Stockholders (other than Registrable Securities held by any such persons who by contractual right demanded such Registration) shall be excluded from such Registration (and/or underwriting if applicable) to the extent required by such limitation pro rata in accordance with the number of shares of Registrable Securities requested by such parties to be included in such Registration, by such minimum number of shares as is necessary to comply with such limitation. Any Registrable Securities or other securities excluded or withdrawn from such Registration (and/or underwriting) shall be withdrawn from such Registration (and/or underwriting).

(b) Demand Registration. Following an Initial Public Offering, the Company shall use all commercially reasonable efforts to qualify for Registration on Form S-3 for secondary sales. After the Company has qualified for the use of Form S-3, Investors holding a majority of the outstanding Registrable Securities then held by all Investors shall have the right to request not more than three (3) Registrations on Form S-3 with respect to all or a part of the Registrable Securities held by all the Investors (all such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of shares by the Investors), provided that the Company shall not be obligated to effect, or take any action to effect, any such Registration pursuant to this Section 2(b):

(i)	Unless the Investors propose to dispose of shares of Registrable Securities having an aggregate price to the public (before deduction of underwriting discounts and expenses of sale) of more than $5,000,000;

(ii)	Within 180 days of the effective date of the most recent Registration pursuant to this Section 2(b) in which securities held by the Investors could have been included for sale or distribution; or

(iii)	During the period starting with the date thirty (30) days prior to the Company’s good faith estimate of the date of filing of, and ending on the date ninety (90) days immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a Registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statement to become effective; provided, however, that the Company may only delay an offering pursuant to this Section 2(b)(iii) for a period of not more than sixty (60) days, if a filing of any other registration statement is not made within that period and the Company may only exercise this right once in any twelve (12) month period.

The Company shall give written notice to all Other Stockholders of the receipt of a request for Registration pursuant to this Section 2(b) and shall provide a reasonable opportunity for such Other Stockholders to participate in the Registration, provided that if the Registration is for an underwritten offering, the terms of Section 2(a)(ii) shall apply to all participants in such offering. Subject to the foregoing, the Company will use all commercially reasonable efforts to effect promptly the Registration of all shares of Registrable Securities on Form S-3 to the extent requested by the holders thereof for purposes of disposition.

(c) Expenses of Registration. All Registration Expenses incurred in connection with any Registration, qualification or compliance pursuant to this Section 2 shall be borne by the Company, and all Selling Expenses shall be borne by the holders of the Registrable Securities so Registered pro rata on the basis of the number of their shares of Registrable Securities so Registered.

(d) Registration Procedures. In the case of each Registration effected by the Company pursuant to this Section 2, the Company will keep the Investors advised in writing as to the initiation of each Registration and as to the completion thereof. At its expense, the Company will:

(i)	keep such Registration effective for a period of one hundred twenty (120) days or until the Investors have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that (A) such one hundred twenty (120) day period shall be extended for a period of time equal to the period during which the Investors refrain from selling any Registrable Securities included in such Registration in accordance with provisions in Section 2(i) hereof; and (B) in the case of any Registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such one hundred twenty (120) day period shall be extended until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (y) includes any prospectus required by Section 10(a) of the Securities Act or (z) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (y) and (z) above to be contained in periodic reports filed pursuant to Section 12 or 15(d) of the Exchange Act in the registration statement;

(ii)	furnish such number of prospectuses and other documents incident thereto as the Investors from time to time may reasonably request;

(iii)	notify each holder of Registrable Securities covered by such Registration at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

(iv)	furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (1) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such Registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to the Investors, addressed to the underwriters, if any, and to the holders of Registrable Securities participating in such Registration and (2) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to the Investors, addressed to the underwriters, if any, and if permitted by applicable accounting standards, to the holders of Registrable Securities participating in such Registration.

(e) Indemnification.

(i)	The Company will indemnify the Investors, each of their officers, directors, partners and members, and each person controlling the Investors, with respect to each Registration which has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such Registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or the Exchange Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such Registration, qualification or compliance, and will reimburse the Investors, each of their officers, directors, partners and members, and each person controlling the Investors, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action; provided, that the Company will not be liable to the Investors in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by the Investors or underwriter and stated to be specifically for use therein.

(ii)	The Investors will, if Registrable Securities held by them are included in the securities as to which such Registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company’s securities covered by such a registration statement, and each person who controls the Company or such underwriter against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document made by the Investors, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by the Investors therein not misleading, and will reimburse the Company and such directors, officers, underwriters and control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by the Investors and stated to be specifically for use therein; provided, however, that the obligations of the Investors hereunder shall be limited to an amount equal to the net proceeds to such Investors of the Registrable Securities sold as contemplated herein.

(iii)	Each party entitled to indemnification under this Section 2(d) (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) and to the other parties hereto promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party’s expense (unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of counsel shall be at the expense of the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2 unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

(iv)	If the indemnification provided for in this Section 2(d) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(v)	Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with any underwritten public offering contemplated by this Agreement are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall be controlling.

(vi)	The foregoing indemnity agreement of the Company and the Investors are subject to the condition that, insofar as they relate to any loss, claim, liability or damage arising out of a statement made in or omitted from a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement in question becomes effective or the amended prospectus filed with the Commission pursuant to Commission Rule 424(b) (the “Final Prospectus”), such indemnity or contribution agreement shall not inure to the benefit of any underwriter if a copy of the Final Prospectus was furnished to the underwriter and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

(f) Information by the Investors. To the extent the Registrable Securities held by the Investors are included in any Registration, the Investors shall furnish to the Company such information regarding the Investors and the distribution proposed by the Investors as the Company may reasonably request in writing and as shall be reasonably required in connection with any Registration, qualification or compliance referred to in this Section 2.

(g) Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of restricted securities to the public without Registration, the Company agrees to:

(i)	make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act (“Rule 144”), at all times from and after ninety (90) days following the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(ii)	use all commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

(iii)	so long as the Investors own any Registrable Securities, furnish to each Investor, upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the Investors may reasonably request in availing itself of any rule or regulation of the Commission allowing such Investor to sell any such securities without Registration.

(h) Termination. The registration rights set forth in this Section 2 shall not be available to the Investors if all of the Registrable Securities held by the Investors have been sold in a Registration pursuant to the Securities Act or pursuant to Rule 144.

(i) Holdback Agreements.

(i)	If and whenever the Company effects a Registration pursuant to Section 2, each Investor that holds Registrable Securities included in such Registration agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Registrable Securities within seven days prior to and 90 days (unless advised in writing by the managing underwriter that a longer period, not to exceed 180 days, is required) after the effective date of the registration statement relating to such Registration, except as part of such Registration; provided, however, that the Investors only agree to such restriction if and to the extent that all other holders of Registrable Securities included in such Registration (including without limitation, officers and directors of the Company) similarly agree not to effect any such sales or distributions during such periods.

(ii)	The Company agrees not to effect any public sale or distribution of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities within seven days prior to and 90 days (unless advised in writing by the managing underwriter that a longer period, not to exceed 180 days, is required) after the effective date of any such registration statement as described in Section 2(h)(i) (except as part of such Registration or pursuant to a Registration on Form S-4 or S-8 or any successor form). In addition, if requested by the managing underwriter, the Company shall use its commercially reasonable best efforts to cause each holder of Registrable Securities, to agree not to effect any such public sale or distribution of such Registrable Securities during such period, except as part of any such Registration if permitted, and to use its commercially reasonable efforts to cause each such holder to enter into a similar agreement to such effect with the Company.

(j) Limitation on Subsequent Registration Rights. The Company shall not, without the prior written consent of the Investors holding a majority of the outstanding Registrable Securities then held by all the Investors, enter into any agreement after the date hereof with any other holder or prospective holder of any securities of the Company that would allow such other holder or prospective holder to include securities of the Company in any registration statement on terms more favorable than or pari passu with the terms on which the Investors may include shares of Registrable Securities in such Registration or allow such other holder or prospective holder to piggy-back on any registration statement filed on behalf of the Investors without the prior approval of a majority of the Investors participating in the Registration.

SECTION 3. MISCELLANEOUS

(a) Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

(b) Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware or of any other state.

(c) Section Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

(d) Notices. Notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by next-day or overnight mail or delivery, (d) sent by facsimile, or (e) transmitted by e-mail, as follows:

(i)	if to the Company, at:

Old Glory Holding Company

3350 Riverwood Parkway

Suite 1900

Atlanta, Georgia 30339

Attn: Board of Directors

Phone: (678) 608-2790

Fax: (678) 608-2791

E-mail: RingM@OldGloryBank.com; and

(ii)	if to any Investor, to the address shown on the signature hereon (or any agreement to be bound hereto), or at such other address or facsimile/e-mail as such Investor may have furnished to the Company in writing in accordance with the terms hereof.

(e) Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, any consents, waivers and modifications which may hereafter be executed may be reproduced by the Investors by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and the Investors may destroy any original document so reproduced. The parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Investors in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

(f) Successors and Assigns. Subject to the restrictions on transfer described below, the rights and obligations of the Company and the Investors hereunder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of such parties. The rights, interests or obligations hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Investors without the prior written consent of the Company, except in connection with the transfer of the Registrable Securities otherwise permitted by the governing documents of the Company. The rights, interests or obligations hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Investors holding at least a majority of the Registrable Securities.

(g) Entire Agreement; Amendment and Waiver. This Agreement and the Subscription Agreement constitute the full and entire understanding and agreement between the parties hereto with regard to the subject matter hereof and thereof and supersede all prior and contemporaneous understandings, agreements, commitments and undertakings (written or oral) of the parties hereto with respect to such subject matter. Any term of this Agreement may be amended and, except as otherwise provided herein, the observance of any term of the Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Investors.

(h) Severability. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(i) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

Continued on the next page.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

Company:
Old Glory Holding Company

By:	/s/ Michael P. Ring
Michael P. Ring
On behalf of the Board of Directors